Exhibit 1.1

QlikTechnologies Inc.

List of Subsidiaries

Name of Wholly-Owned Subsidiary	Jurisdiction of Organization	Name under which the subsidiary conducts business
QlikTech Japan K.K.	Japan	QlikTech Japan K.K.

QT Singapore	Singapore	QT Singapore

QlikTech International AB	Sweden	QlikTech International AB

QlikTech India	India	QlikTech India

QlikTech Inc.	United States	QlikTech Inc.

QlikTech UK Ltd.	United Kingdom	QlikTech UK Ltd.

QlikTech Nordic AB	Sweden	QlikTech Nordic AB

QlikTech Finland OY	Finland	QlikTech Finland OY

QlikTech Ibérica S.L.	Spain	QlikTech Ibérica S.L.

QlikTech Hong Kong	Hong Kong	QlikTech Hong Kong

Winsider	Sweden	Winsider

QlikTech GmbH	Germany	QlikTech GmbH

QlikTech Netherlands B.V.	The Netherlands	QlikTech Netherlands B.V.

QlikTech DK A/S	Denmark	QlikTech DK A/S

QlikTech France SARL	France	QlikTech France SARL

QlikTech Australia	Australia	QlikTech Australia

QlikTech International Markets AB	Sweden	QlikTech International Markets AB

QlikTech Corporation—Canada	Canada	QlikTech Canada

QlikTech Norway A/S	Norway	QlikTech Norway

QlikTech Holdings (US) Inc.	United States	QlikTech Holdings (US)